Exhibit (a)(1)(iii)

MULTIBAND CORPORATION

FORM OF NOTICE OF WITHDRAWAL

OF PREVIOUSLY TENDERED OPTIONS

PURSUANT TO THE OFFER TO PURCHASE DATED JULY 31, 2013,

AS AMENDED AUGUST 6, 2013

THE WITHDRAWAL RIGHTS DESCRIBED BELOW WILL EXPIRE AT 5:00 P.M.,

CENTRAL TIME, ON AUGUST 29, 2013, UNLESS THE OFFER IS EXTENDED

All terms used in this withdrawal letter (the “Withdrawal Letter”) but not defined herein shall have the meanings ascribed to them in the Offer to Purchase for Cash Outstanding Options to Purchase Shares of Common Stock of Multiband Corporation dated July 31, 2013, as amended August 6, 2013 (the “Offer to Purchase”). This Withdrawal Letter is for use by option holders who previously tendered their eligible options and want to withdraw their eligible options from the offer.

Under the terms and subject to the conditions of the Offer to Purchase, the Election to Tender Eligible Options previously submitted to Multiband Corporation (“Multiband”), and this Withdrawal Letter, the optionholder completing this form hereby withdraws the tender of all eligible options that he or she previously tendered pursuant to the Offer to Purchase and the Election to Tender Eligible Options.

The optionholder completing this form understands, acknowledges and agrees with Multiband that:

•	subject to the terms and conditions of the offer, the optionholder may withdraw the tender of tendered eligible options before 5:00 p.m., Central time, on August 29, 2013;

•	he or she may not rescind any withdrawal, and will not be deemed to properly accept the offer after any valid withdrawal, unless he or she properly re-tenders his or her eligible options before the expiration of the offer by following the procedures described in the Offer to Purchase;

•	he or she must withdraw from the offer all of his or her tendered eligible options, he or she may not withdraw from the offer only some of his or her tendered eligible options, and all of such withdrawn options will remain outstanding pursuant to their current terms and conditions, including their respective exercise prices;

•	neither Multiband nor any other person is obligated to give notice of any defects or irregularities in any Withdrawal Letter, nor will anyone incur any liability for failure to give any such notice; and Multiband will determine, in its discretion, all questions as to the form and validity, including time of receipt, of Withdrawal Letters, which determination will be final and binding on all parties;

•	all authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the optionholder’s death or incapacity, and all of such optionholder’s obligations hereunder shall be binding upon his or her heirs, personal representatives, successors and assigns; and

•	as stated above, this Withdrawal Letter may not be rescinded, and he or she agrees to all of the terms and conditions of the offer and this Withdrawal Letter.

This Withdrawal Letter must specify the name of the optionholder who is withdrawing his or her eligible options from the offer, and this Withdrawal Letter must be signed by the optionholder who submitted the Election to Tender Eligible Options.

Important: To validly withdraw from the offer, Multiband must receive, at the address set forth below, the signature page to this Withdrawal Letter, or a facsimile or PDF thereof at the facsimile number or email set forth below, properly completed and signed by the optionholder, while he or she still has the right to withdraw from the offer. The method by which the optionholder delivers any required document is at the optionholder’s choice and risk, and the delivery will be deemed made only when actually received by Multiband. If the optionholder elects to deliver the optionholder’s documents by mail, Multiband recommends using registered mail with return receipt requested. In all cases, the optionholder should allow sufficient time to ensure timely delivery before the expiration date.

Multiband Corporation

5605 Green Circle Drive

Minnetonka, Minnesota 55343

Attention: Steve M. Bell

Telephone: (763) 504-3000

Facsimile: (763) 504-3141

Steve.Bell@MultibandUSA.com

I have read and agree with the understandings and acknowledgments set forth in this Withdrawal Letter.

Signature of Holder

Date: ______________, 2013
Name of Holder Printed

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